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                                   EXHIBIT 99

FOR IMMEDIATE RELEASE: Thursday February 24, 2005

            R.G. BARRY CORPORATION PRESIDENT/CEO EXTENDS CONTRACT
                   VON LEHMAN TO STAY THROUGH MARCH 2006

PICKERINGTON, OHIO - THURSDAY, FEBRUARY 24, 2005 -R.G. BARRY CORPORATION (OTC BULLETIN BOARD:RGBC) today announced that Thomas M. Von Lehman has extended his employment as the Company's President and Chief Executive Officer through the first quarter of 2006.

Since joining R.G. Barry in March 2004, Mr. Von Lehman has led the implementation of a new, leaner business model designed to give the Company an opportunity to return to profitability. The new model included a switch from company-run manufacturing plants to the total outsourcing of all manufacturing needs, a significant reduction in the Company's cost-structure and on-hand inventory levels.

Prior to joining the Ohio-based slipper marketer, Von Lehman, 55, was a principal in The Meridian Group, an investment banking and corporate renewal consulting firm based in Pittsburgh. At The Meridian Group, he worked on a variety of turnaround assignments for middle market companies in industries such as building materials, steel fabrication, engineering services and general construction. He also had a 21-year career with PPG Industries Inc. where as Vice President, Specialty Chemicals from 1996 to 2001 he was responsible for the strategic direction and operations of three global strategic business units with revenues in excess of $600 million.

Von Lehman holds an undergraduate degree from Thomas More College and a doctorate in chemistry from the University of Cincinnati, with a one-year postdoctoral appointment at the University of Michigan.

"The Board is delighted that Tom has agreed to continue through the first quarter of next year as President and CEO. He is an exceptional leader with vision and the ability to quickly identify core issues, develop appropriate responses and deliver results. His continued employment will help ensure that the Company continues to successfully build upon its new business model," said R.G. Barry Corporation Board Chairman Gordon Zacks.

R.G. Barry Corporation is one of the world's leading developers and marketers of comfort footwear for at and around the home. To learn more about its business, visit the Company's Web site at (www.rgbarry.com).

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The statements in this news release, other than statements of historical fact, are forward-looking statements, and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to continue sourcing products from outside North America without incurring substantial unplanned costs and without negatively impacting delivery times or product quality; the continuing willingness of CIT to fund the Company's financing requirements under CIT's discretionary factoring and financing arrangement with the Company; the Company's ability to maintain its inventory levels in accordance with its plans; the continued demand for the Company's products by its customers and the continuing willingness of its customers and suppliers to support the Company; the unexpected loss of key management; and the impact of competition on the Company's market share. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this news release to reflect new information that becomes available after the date hereof.

AT THE COMPANY:   Daniel D. Viren   , Senior Vice President-Finance
                  (614) 864-6400
                  Roy Youst, Director Corporate Communications
                  (614) 864-6400